SCHEDULE 14A

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant                     [X]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement      [ ] Confidential, For Use of the Commission
[X] Definitive Proxy Statement           Only (as permitted by Rule 14a-6(e)(2))
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-12

                                   ----------

                       First Niagara Financial Group, Inc.
                (Name of Registrant as Specified in its Charter)

                                   ----------

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:
    (2) Aggregate number of securities to which transaction applies:
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
    (4) Proposed maximum aggregate value of transaction:
    (5) Total fee paid:

[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange
    Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount Previously Paid:
    (2) Form, Schedule or Registration Statement No.:
    (3) Filing Party:
    (4) Date Filed:

                       First Niagara Financial Group, Inc.
                             6950 South Transit Road
                                  P.O. Box 514
                          Lockport, New York 14095-0514

                                 March 18, 2005

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders (the "Annual Meeting") of First Niagara Financial Group, Inc. (the "Company"). Our Annual Meeting will be held at Banchetti's Banquet Facility, 550 North French Road, Amherst, New York, on Tuesday, May 3, 2005 at 10:00 a.m. Eastern Daylight Saving Time.

The enclosed Notice of Annual Meeting of Stockholders and Proxy Statement describe the formal business to be transacted at the Annual Meeting, which will include a report on the operations of the Company. Directors and officers of the Company will be present to respond to any questions that you and other stockholders may have. Also enclosed for your review is our Annual Report on Form 10-K, which contains detailed information concerning the activities and operating performance of the Company.

The business to be conducted at the Annual Meeting consists of the election of five directors, the adoption of the Amended and Restated First Niagara Financial Group, Inc. 2002 Long-Term Incentive Stock Benefit Plan (the "Restated Stock Benefit Plan") and the ratification of the appointment of KPMG LLP ("KPMG") as independent auditors for the year ending December 31, 2005. The Board of Directors of the Company (the "Board") unanimously recommends a vote "FOR" the election of directors, "FOR" the adoption of the Restated Stock Benefit Plan and "FOR" the ratification of the appointment of KPMG as the Company's independent auditors.

On behalf of the Board, please indicate your vote by using the enclosed proxy card or by voting by telephone or Internet, even if you currently plan to attend the Annual Meeting. This will not prevent you from voting in person, but will assure that your vote is counted if you are unable to attend the Annual Meeting. Your vote is important.

                                          Sincerely,

                                          /s/ Paul J. Kolkmeyer

                                          Paul J. Kolkmeyer
                                          President and Chief Executive Officer

                       First Niagara Financial Group, Inc.
                             6950 South Transit Road
                                  P.O. Box 514
                          Lockport, New York 14095-0514
                                 (716) 625-7500

                                    NOTICE OF
                         ANNUAL MEETING OF STOCKHOLDERS
                            To Be Held On May 3, 2005

Notice is hereby given that the Annual Meeting of the Company will be held at Banchetti's Banquet Facility, 550 North French Road, Amherst, New York, on Tuesday, May 3, 2005 at 10:00 a.m. Eastern Daylight Saving Time.

A proxy statement and proxy card for the Annual Meeting are enclosed. The Annual Meeting is for the purpose of considering and acting upon:

     1.   the election of five directors;
     2. the adoption of the Amended and Restated First Niagara Financial Group, Inc. 2002 Long-Term Incentive Stock Benefit Plan; and
     3. the ratification of the appointment of KPMG LLP as independent auditors for the year ending December 31, 2005; and

such other matters as may properly come before the Annual Meeting, or any adjournments thereof. The Board is not aware of any other such business.

Any action may be taken on the foregoing proposals at the Annual Meeting, including all adjournments thereof. Stockholders of record at the close of business on March 9, 2005 are the stockholders entitled to vote at the Annual Meeting. A list of stockholders entitled to vote will be available at 6950 South Transit Road, Lockport, New York for a period of ten days prior to the Annual Meeting and will also be available for inspection at the Annual Meeting.

It is important that your shares be represented and voted at the Annual Meting. Stockholders whose shares are held in registered form have a choice of using a traditional proxy card or voting by telephone or the Internet, as described on your proxy card. Stockholders whose shares are held in the name of a broker, bank or other holder of record must vote in the manner sent by the nominee. Check your proxy card or the information forwarded by your broker, bank or other holder of record to see which options are available to you. Any stockholder present at the Annual Meeting may withdraw his or her proxy and vote personally on any matter properly brought before the Annual Meeting.



                                                   /s/ Robert N. Murphy

Lockport, New York                                 Robert N. Murphy
March 18, 2005                                     Corporate Secretary

                                 PROXY STATEMENT

                       First Niagara Financial Group, Inc.
                             6950 South Transit Road
                                  P.O. Box 514
                          Lockport, New York 14095-0514
                                 (716) 625-7500

                         ANNUAL MEETING OF STOCKHOLDERS
                                   May 3, 2005

This proxy statement is furnished in connection with the solicitation of proxies on behalf of the Board of the Company to be used at the Annual Meeting, which will be held at Banchetti's Banquet Facility, 550 North French Road, Amherst, New York, on Tuesday, May 3, 2005, at 10:00 a.m. Eastern Daylight Saving Time, and all adjournments of the Annual Meeting. The accompanying Notice of Annual Meeting of Stockholders and this proxy statement are first being mailed to stockholders on or about March 28, 2005.

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                             REVOCATION OF PROXIES
--------------------------------------------------------------------------------

Stockholders who execute proxies in the form solicited hereby retain the right to revoke them in the manner described below. Unless so revoked, the shares represented by such proxies will be voted at the Annual Meeting and all adjournments thereof. Proxies solicited on behalf of the Board will be voted in accordance with the directions given thereon. Where no instructions are indicated, validly executed proxies will be voted "FOR" each of the proposals as set forth in this proxy statement.

A proxy may be revoked at any time prior to its exercise by 1) sending a written notice of revocation to Robert N. Murphy, Corporate Secretary, at the address set forth above; 2) delivering to the Company a duly executed proxy bearing a later date; or 3) attending the Annual Meeting and voting in person. However, if you are a stockholder whose shares are not registered in your own name, you will need appropriate documentation from your broker or record holder to vote in person at the Annual Meeting.

--------------------------------------------------------------------------------
                               VOTING SECURITIES
--------------------------------------------------------------------------------

Holders of record of the Company's common stock, par value $0.01 per share (the "Common Stock") as of the close of business on March 9, 2005 (the "Record Date") are entitled to one vote for each share held, except as described below. As of the Record Date, the Company had 117,240,621 shares of Common Stock issued and outstanding. The presence, in person or by proxy, of at least a majority of the total number of issued and outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum at this Annual Meeting. In the event there are not sufficient votes for a quorum, or to approve or ratify any matter being presented at the time of this Annual Meeting, the Annual Meeting may be adjourned in order to permit the further solicitation of proxies.

In accordance with the provisions of the Certificate of Incorporation of the Company, record holders of Common Stock who beneficially own in excess of 10% of the outstanding shares of Common Stock (the "Limit") are not entitled to any vote with respect to the shares held in excess of the Limit. The Company's Certificate of Incorporation authorizes the Board (i) to make all determinations necessary to implement and apply the Limit, including determining whether persons or entities are acting in concert, and (ii) to demand that any person who is reasonably believed to beneficially own stock in excess of the Limit supply information to the Company to enable the Board to implement and apply the Limit.

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                 VOTING PROCEDURES AND METHOD OF COUNTING VOTES
--------------------------------------------------------------------------------

As to the election of directors, a stockholder may vote "FOR" the election of the five nominees proposed by the Board, or "WITHHOLD AUTHORITY" to vote for the nominees being proposed. Under Delaware law and the Company's Certificate of Incorporation and Bylaws, directors are elected by a plurality of votes cast, without regard to either broker non-votes, or proxies as to which authority to vote for the nominees being proposed is withheld.

As to the Restated Stock Benefit Plan, a stockholder may: (i) vote "FOR" the item; (ii) vote "AGAINST" the item; or (iii) "ABSTAIN" from voting on such item. Under Delaware law and the Company's Certificate of Incorporation and Bylaws, this plan must be approved by a majority of the votes cast, without regard to broker non-voters or proxies marked "ABSTAIN."

As to the ratification of KPMG as independent auditors of the Company, a stockholder may: (i) vote "FOR" the item; (ii) vote "AGAINST" the item; or (iii) "ABSTAIN" from voting on such item. Under the Company's Certificate of Incorporation and Bylaws, the ratification of this matter shall be determined by a majority of the votes cast, without regard to broker non-votes or proxies marked "ABSTAIN."

Proxies solicited hereby will be returned to and tabulated by Mellon Investor Services, LLC, the inspector of election designated by the Board.

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                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
--------------------------------------------------------------------------------

Persons and groups who beneficially own in excess of five percent of the Common Stock are required to file certain reports with the Securities and Exchange Commission (the "SEC") regarding such ownership. The following table sets forth, as of December 31, 2004, certain information regarding persons who beneficially owned more than five percent of the Company's issued and outstanding shares of Common Stock:


                                           Amount of Shares
      Name and Address                    Owned and Nature of              Percent of Shares of
    of Beneficial Owners                  Beneficial Ownership           Common Stock Outstanding
--------------------------              -----------------------         --------------------------
Private Capital Management
8889 Pelican Bay Boulevard
Naples, FL  34108                             8,183,297 (1)                      9.8% (1)

Mac-Per-Wolf Company
310 South Michigan Avenue
Suite 2600
Chicago, IL  60604
                                              5,874,342 (2)                      7.1% (2)
First Niagara Financial Group
  Employee Stock Ownership Plan
6950 South Transit Road
Lockport, NY 14094                            4,717,360                          5.7%

(1) Based on a Schedule 13G filed by Private Capital Management with the SEC on February 14, 2005 and does not consider the shares issued in connection with the Company's acquisition of Hudson River Bancorp, Inc. effective January 14, 2005.
(2) Based on a Schedule 13G filed by Mac-Per-Wolf Company with the SEC on January 31, 2005 and does not consider the shares issued in connection with the Company's acquisition of Hudson River Bancorp, Inc. effective January 14, 2005.

--------------------------------------------------------------------------------
                       PROPOSAL I - ELECTION OF DIRECTORS
--------------------------------------------------------------------------------

The Company's Board currently consists of fifteen (15) members. The Company's Certificate of Incorporation and Bylaws provide that approximately one-third of the directors are to be elected annually. Five directors will be elected at the Annual Meeting to serve for a three-year period and until their respective successors shall have been elected and shall qualify. The Board has nominated G. Thomas Bowers, James W. Currie, William H. (Tony) Jones, B. Thomas Mancuso and Robert G. Weber for election as directors, each of whom has agreed to serve if so elected. Please refer to the sections entitled "Directors and Executive Officers" and "Stock Ownership of Directors and Executive Officers," following the discussion of proposals, for additional information regarding the nominees.

It is intended that the proxies solicited on behalf of the Board (other than proxies in which the vote is withheld as to the nominees) will be voted at the Annual Meeting for the election of the nominees. If the nominees are unable to serve, the shares represented by all such proxies will be voted for the election of such substitute as the Board may recommend. At this time, the Board knows of no reason why the nominees would be unable to serve, if elected. Except as indicated herein, there are no arrangements or understandings between the nominees and any other person pursuant to which such nominees were selected. In order to be elected, each director must receive the affirmative vote of at least a majority of the votes cast at the Annual Meeting, either in person or by proxy.

                  THE BOARD RECOMMENDS A VOTE "FOR" EACH OF THE
                     NOMINEES LISTED IN THIS PROXY STATEMENT

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               PROPOSAL II - ADOPTION OF THE AMENDED AND RESTATED
                       FIRST NIAGARA FINANCIAL GROUP, INC.
                   2002 LONG-TERM INCENTIVE STOCK BENEFIT PLAN
--------------------------------------------------------------------------------

The Board has determined to amend and restate the First Niagara Financial Group, Inc. 2002 Long-term Incentive Stock Benefit Plan (the "Stock Benefit Plan"), which was approved by stockholders at the Company's 2002 Annual Meeting. The purpose of the Stock Benefit Plan was to provide key employees and directors of the Company with additional incentive to achieve the Company's performance objectives. The purpose of amending and restating the Stock Benefit Plan is to increase the number of shares available for issuance and to bring the Stock Benefit Plan into compliance with recent tax law changes. The following is a summary of the material features of the Restated Stock Benefit Plan, which is qualified in its entirety by reference to the provisions attached hereto as Appendix A.

General

The Restated Stock Benefit Plan will remain in effect for a period of ten years following adoption by stockholders at this Annual Meeting. The Stock Benefit Plan authorized the issuance of up to 2,158,423 shares of Common Stock (as adjusted to reflect the exchange ratio in the Company's second-step conversion) pursuant to grants of stock options, stock appreciation rights, accelerated ownership option rights or stock awards. The Restated Stock Benefit Plan reserves an additional 5,862,031 shares of Common Stock that may be subject to awards granted under the plan, eliminates the ability to grant accelerated ownership option rights, and places certain conditions on the grant of stock appreciation rights.

The Restated Stock Benefit Plan will continue to be administered by the Compensation Committee. The Compensation Committee has full and exclusive power within the limitations set forth in the Restated Stock Benefit Plan to make all decisions and determinations regarding the selection of participants and the granting of awards; establishing the terms and conditions relating to each award; adopting rules, regulations and guidelines; and interpreting the Restated Stock Benefit Plan. The Compensation Committee will determine the appropriate mix of stock options and stock awards to be granted to best achieve the objectives of the Restated Stock Benefit Plan. The Restated Stock Benefit Plan may be amended by the Board or the Compensation Committee, without the approval of stockholders, but no such amendments may increase the number of shares issuable under the plan or adversely affect any outstanding awards without the consent of the holders thereof.

Eligibility

Key employees and directors of the Company or its subsidiaries are eligible to receive awards under the Restated Stock Benefit Plan.

Types of Awards

The Compensation Committee may determine the type and terms and conditions of awards under the Restated Stock Benefit Plan. Awards may be granted in a combination of stock options, stock appreciation rights, and/or stock awards. Such awards may have terms providing that the settlement or payment of one type of award automatically reduces or cancels the remaining award. Accelerated ownership rights were available to be issued under the Stock Benefit Plan, but are no longer available to be issued under the terms of the Restated Stock Benefit Plan. No accelerated ownership rights were granted under the Stock Benefit Plan. Awards under the Restated 2002 Stock Benefit Plan may include the following:

Stock Options. Stock options entitle their holders to purchase shares of Common Stock at a specified price for a specified period. The exercise price of each option may not be less than 100% of fair market value on the date of grant. Fair market value for purposes of the Restated Stock Benefit Plan means the reported closing price of the Common Stock on the day the option is granted or, if the Common Stock is not traded on such date, on the next preceding day on which the Common Stock was traded.

Any stock option granted in the form of an incentive stock option will be intended to comply with the requirements of Section 422 of the Internal Revenue Code of 1986, as amended. Only options granted to employees qualify for incentive stock option treatment. No incentive stock option shall be granted after May 7, 2012, which is 10 years from the date the Stock Benefit Plan was initially adopted. A stock option may be exercised in whole or in installments, which may be cumulative. Shares of Common Stock purchased upon the exercise of a stock option must be paid for in full at the time of the exercise in cash or such other consideration determined by the Compensation Committee. Payment may include tendering shares of Common Stock or surrendering of a stock award, or a combination of methods.

Stock Appreciation Rights. A stock appreciation right is the right to receive a payment equal to the excess of the fair market value of a specified number of shares of Common Stock on the date the stock appreciation right is exercised over the fair market value on the date of grant of the stock appreciation right. No stock appreciation rights have been granted under the Stock Benefit Plan. Any stock appreciation rights granted under the Restated Stock Benefit Plan will require that payment upon exercise be in the form of Common Stock of the Company.

Stock Awards. Stock awards are awards made in Common Stock or denominated in Common Stock units which entitle the recipient to receive future payments in either shares, cash, or a combination thereof. Awards may be subject to conditions established by the Compensation Committee and set forth in the award agreement, and which may include, but are not limited to, continuous service with the Company, achievement of specific business objectives, and other measurements of performance. Awards may be subject to restrictions and contingencies regarding vesting and eventual payment as the Compensation Committee may determine.

Terms of Awards. All awards made under the Restated Stock Benefit Plan may be subject to vesting and other contingencies as determined by the Compensation Committee and will be evidenced by agreements approved by the Compensation Committee which set forth the terms and conditions of each award. The Compensation Committee, in its discretion, may accelerate or extend the period for the exercise or vesting of any awards.

Generally, all awards, except nonincentive stock options, granted under the Restated Stock Benefit Plan shall be nontransferable except by will or in accordance with the laws of descent and distribution or pursuant to a domestic relations order. During the life of the participant, awards can be exercised only by the participant. The Compensation Committee may permit a participant to designate a beneficiary to exercise or receive any rights that may exist under the Restated Stock Benefit Plan upon the participant's death.

Change in Control

Upon the occurrence of an event constituting a change in control of the Company as defined in the Restated Stock Benefit Plan, all awards outstanding will become immediately vested.

Tax Consequences

The following are the federal tax consequences generally arising with respect to awards granted under the Restated Stock Benefit Plan. The grant of an option will create no tax consequences for an optionee or the Company. The optionee will have no taxable income upon exercising an incentive stock option (except that the alternative minimum tax may apply), and the Company will receive no deduction when an incentive stock option is exercised. Upon exercising an option other than an incentive stock option, the optionee must recognize ordinary income equal to the difference between the exercise price and the fair market value of the stock on the date of exercise; the Company will be entitled to a tax deduction for the same amount. The tax treatment for an optionee on a disposition of shares acquired through the exercise of an option depends on how long the shares have been held and whether such shares were acquired by exercising an incentive stock option or by exercising an option other than an incentive stock option. Generally, there will be no tax consequences to the Company in connection with the disposition of shares acquired under an option except that the Company may be entitled to a tax deduction in the case of a disposition of shares acquired under the incentive stock option before the applicable incentive stock option holding periods have been satisfied.

With respect to other awards granted under the Restated Stock Benefit Plan that are settled either in cash or in stock or other property that is either transferable or not subject to substantial risk of forfeiture, the participant must recognize ordinary income equal to the cash or fair market value of shares and the Company will be entitled to a deduction for the same amount. With respect to awards that are restricted as to transferability or subject to substantial risk of forfeiture, the participant must recognize ordinary income equal to the fair market value of the shares received at the time the shares or other property became transferable or not subject to substantial risk of forfeiture, whichever occurs earlier; the Company will be entitled to a deduction for the same amount.

Of the shares initially reserved under the Stock Benefit Plan, 1,848,805 shares are subject to awards that have been granted as of March 9, 2005. Of that amount, 114,664 shares have been cancelled and returned. Accordingly, 424,282 shares remain available for the grant of awards. If approved by stockholders, 5,862,031 additional shares will be available for award under the Restated Stock Benefit Plan. There are fourteen outside directors of the Company and its subsidiaries and approximately 300 key employees eligible to participate in the Restated Stock Benefit Plan.

In order to approve the Restated Stock Benefit Plan, the proposal must receive the affirmative vote of at least a majority of the votes cast at the Annual Meeting, either in person or by proxy. The purpose of obtaining stockholder approval of the Restated Stock Benefit Plan is to satisfy the requirement for the continued listing of the Company's Common Stock on the Nasdaq National Market.

                THE BOARD RECOMMENDS A VOTE "FOR" THE ADOPTION OF
                         THE RESTATED STOCK BENEFIT PLAN

--------------------------------------------------------------------------------
                 PROPOSAL III - RATIFICATION OF THE APPOINTMENT
                             OF INDEPENDENT AUDITORS
--------------------------------------------------------------------------------

The Company's independent auditors for the year ended December 31, 2004 were KPMG. The Audit Committee of the Board has approved the engagement of KPMG to be the Company's auditors for the year ending December 31, 2005, subject to the ratification of the engagement by the Company's stockholders at the Annual Meeting. Representatives of KPMG are expected to attend the Annual Meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

Stockholder ratification of the selection of KPMG is not required by the Company's Bylaws or otherwise. However, the Board is submitting the selection of the independent auditors to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection of KPMG, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee may, at its discretion, direct the appointment of a different independent accounting firm at any time during the year if it determines that such change is in the best interests of the Company and its stockholders.

Fees Paid to KPMG

Set forth below is certain information concerning aggregate fees billed for professional services rendered by KPMG during 2004 and 2003:

Audit Fees. The aggregate fees billed to the Company by KPMG for professional services rendered for the audit of the Company's annual consolidated financial statements and management's assessment of the effectiveness of internal controls over financial reporting, review of the consolidated financial statements included in the Company's quarterly reports on Form 10-Q and services that are normally provided by KPMG in connection with statutory and regulatory filings and engagements were $355,500 and $206,000 during 2004 and 2003, respectively.

Audit Related Fees. The aggregate fees billed to the Company by KPMG for assurance and related services rendered that are reasonably related to the performance of the audit of and review of the consolidated financial statements and that are not already reported in "Audit Fees" above, were $100,650 and $110,000 during 2004 and 2003, respectively. These services were primarily related to the audit of the Company's employee benefit plans and accounting research. All audit related fees billed by KPMG during 2004 were pre-approved by the Audit Committee.

Tax Fees. The aggregate fees billed to the Company by KPMG for professional services rendered for tax compliance were $161,975 and $37,500 during 2004 and 2003, respectively. The aggregate fees billed by KPMG for tax advice and tax planning were $85,675 and $146,125 during 2004 and 2003, respectively. These services primarily included the review of tax returns and quarterly tax provisions and due diligence related to the Company's acquisitions in 2004 and 2003. All tax fees billed by KPMG during 2004 were pre-approved by the Audit Committee.

All Other Fees. The aggregate fees billed to the Company by KPMG in 2004 that are not described above were $25,000 and related to management advisory services. There were no "Other Fees" for 2003. The fees billed by KPMG during 2004 were pre-approved by the Audit Committee.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent Auditor

The Audit Committee's policy is to pre-approve all audit and non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to particular service or category of services and is generally subject to a specific budget. The Audit Committee has delegated pre-approval authority to its Chair when necessary, with subsequent reporting to the Audit Committee. The independent auditors and management are required to report to the Audit Committee quarterly regarding the extent of services provided by the independent auditors in accordance with this pre-approval policy, and the fees for the services performed to date.

Required Vote and Recommendation of the Board

In order to ratify the appointment of KPMG as independent auditors for 2005, the proposal must receive the affirmative vote of at least a majority of the votes cast at the Annual Meeting, either in person or by proxy.

                        THE BOARD RECOMMENDS A VOTE "FOR"
                THE RATIFICATION OF KPMG AS INDEPENDENT AUDITORS

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--------------------------------------------------------------------------------

Directors and Executive Officers

The business experience for the past five years of each of the Company's directors and executive officers is as follows:

Directors

Gordon P. Assad is the President and Chief Executive Officer of Erie and Niagara Insurance Association.

John J. Bisgrove, Jr. is the retired Chairman of Red Star Express, and was elected to the Board upon completion of the merger between the Company and Iroquois Bancorp, Inc. in November 2000 where he had been a director.

G. Thomas Bowers was elected to the Board in January 2003 upon completion of the merger between the Company and Finger Lakes Bancorp, Inc. where he had been Chairman, President and Chief Executive Officer.

James W. Currie is the President of Ag Pak, Inc., a manufacturer of produce packaging machines.

Daniel J. Hogarty, Jr. was elected Vice-Chairman of the Board in January 2004 upon completion of the merger between the Company and Troy Financial Corporation where he had been Chairman, President and Chief Executive Officer.

William H. (Tony) Jones is the President of Roe Jan Independent Publishing Co., Inc., a consultant for community newspapers and similar publications. He was elected Vice-Chairman of the Board in January 2005 upon completion of the merger between the Company and Hudson River Bancorp, Inc. where he had been Chairman.

Daniel W. Judge is the President of Dansam, Inc., a business management services firm.

Paul J. Kolkmeyer was elected President and Chief Executive Officer and Director in December 2003. From June 2002 to December 2003, he served as Executive Vice President and Chief Operating Officer/Chief Financial Officer. He joined the Company in 1990 and has held a variety of senior management positions since that time.

Richard P. Koskey is the managing principal of Pattison, Koskey, Howe & Bucci, CPAs, P.C., a regional accounting firm. He was elected to the Board upon completion of the merger between the Company and Hudson River Bancorp, Inc. in January 2005 where he had been a director.

B. Thomas Mancuso is the President of Mancuso Business Development Group, a real estate and business development company.

James Miklinski is the General Manager of Niagara Milk Cooperative, Inc.

Sharon D. Randaccio is the President of Performance Management Partners, Inc., a provider of human resource services.

Robert G. Weber has been Chairman of the Board since August 2003. He is a retired Buffalo Office Managing Partner of KPMG.

Louise Woerner is the Chairman and Chief Executive Officer of Health Care Resources, a home healthcare agency and health research and consulting firm.

David M. Zebro is a Principal of Strategic Investments & Holdings, Inc., a holding company that purchases and manages operating companies.

Executive Officers who are Not Directors

G. Gary Berner has been Executive Vice President and Chief Lending Officer since February 2001. From January 1992 to February 2001, he served as Senior Vice President and Chief Lending Officer.

Carl A. Florio has been Eastern New York Regional President since the completion of the merger between the Company and Hudson River Bancorp, Inc. in January 2005. He was the President and Chief Executive Officer of Hudson River Bancorp, Inc. since 1996.

Michael R. Giaquinto has been Executive Vice President of Consumer Banking since May 2004. Prior to joining the Company, he was the Senior Vice President and Director of Retail Sales for HSBC Bank (USA) a position he held since 1998.

John R. Koelmel has been Executive Vice President and Chief Financial Officer since January 2004. Prior to joining the Company, he served for two years as the Chief Administrative Officer of Financial Institutions, Inc., after retiring from KPMG in 2000 as Managing Partner of the Buffalo office.

Kathleen P. Monti has been Executive Vice President and Chief Administrative Officer since February 2001. She joined the Company in 1995 and has held a variety of senior management positions since that time.

David J. Nasca has been Executive Vice President, Strategic Initiatives since May 2004. From June 2002 to May 2004 he served as Executive Vice President of Consumer Banking and Central New York Regional Executive. He joined the Company in 1994 and has held a variety of management positions since that time.

Daniel E. Cantara has been Senior Vice President, Business and Financial Services since June 2001. Prior to joining the Company, he was a partner in Chiampou, Cantara, Travis & Dansa, a public accounting firm.

Frank J. Polino has been Senior Vice President and Chief Information Officer since February 2001. He served as Vice President of Information Technology from March 1999 to February 2001.

Stock Ownership of Directors and Executive Officers


                                                                                           Beneficial
                                  Position (s) held           Director     Expiration      Ownership      Percent
            Names                 with the Company      Age   Since (1)     of Term        (2)(3)(4)      of Class
-----------------------------  ----------------------  ----- ----------   ------------    ------------   -----------
                                                     NOMINEES

G. Thomas Bowers               Director                 61      2003         2005           77,449            *
James W. Currie                Director                 63      1987         2005          206,962            *
William H. (Tony) Jones        Vice Chairman            62      2005         2005          174,848            *
B. Thomas Mancuso              Director                 49      1990         2005          143,034            *
Robert G. Weber                Chairman                 67      1996         2005          213,981            *

                                          DIRECTORS CONTINUING IN OFFICE

Paul J. Kolkmeyer              President and Chief      52      2003         2006          596,986            *
                               Executive Officer
Daniel J. Hogarty, Jr.         Vice Chairman            65      2004         2006          291,544            *
James Miklinski                Director                 61      1996         2006          217,169            *
Sharon D. Randaccio            Director                 50      2002         2006           38,954            *
David M. Zebro                 Director                 54      2002         2006           47,454            *
Gordon P. Assad                Director                 56      1995         2007          169,891            *
John J. Bisgrove, Jr.          Director                 65      2000         2007           76,113            *
Daniel W. Judge                Director                 62      1992         2007          143,124            *
Richard P. Koskey              Director                 65      2005         2007          158,449            *
Louise Woerner                 Director                 62      2002         2007           40,954            *

                                  NAMED EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

John R. Koelmel                Executive Vice           52       N/A          N/A           46,003            *
                               President and Chief
                               Financial Officer
G. Gary Berner                 Executive Vice           57       N/A          N/A          333,462            *
                               President
Kathleen P. Monti              Executive Vice           56       N/A          N/A          374,824            *
                               President
David J. Nasca                 Executive Vice           47       N/A          N/A          148,985            *
                               President

All directors and executive officers as a group (23 persons)                             5,224,815 (5)      4.40%

--------------------------

*    Less than 1%
(1) Includes initial appointment to the Board of Directors of First Niagara Bank, formerly Lockport Savings Bank.
(2) Unless otherwise indicated, each person effectively exercises sole, or shared with spouse, voting and dispositive power as to the shares reported.
(3) Includes shares subject to options that are currently exercisable or are exercisable within 60 days after March 9, 2005 as follows: Mr. Bowers - 6,125 shares; Mr. Currie - 65,774 shares; Mr. Mancuso - 86,589 shares; Mr. Weber - 105,774 shares; Mr. Kolkmeyer - 332,821 shares; Mr. Hogarty - 4,925 shares; Mr. Miklinski - 105,774 shares; Ms. Randaccio - 14,434 shares; Mr. Zebro - 14,434 shares; Mr. Assad - 105,774 shares; Mr. Bisgrove - 30,189 shares; Mr. Judge - 55,774 shares; Ms. Woerner - 1,500 shares; Mr. Koelmel
     - 10,925 shares; Mr. Berner - 206,114 shares; Ms. Monti - 251,552 shares; Mr. Nasca - 54,956 shares; and All directors and executive officers as a group - 1,600,194 shares.
(4) Includes shares granted under the First Niagara Financial Group, Inc. 1999 Recognition and Retention Plan, which are subject to future vesting, but as to which voting may currently be directed as follows: Mr. Bowers - 10,560 shares; Mr. Currie - 9,310 shares; Mr. Jones - 7,530 shares; Mr. Mancuso - 9,310 shares; Mr. Weber - 9,310 shares; Mr. Kolkmeyer - 50,584 shares; Mr. Hogarty - 9,252 shares; Mr. Miklinski - 9,310 shares; Ms. Randaccio - 13,360 shares; Mr. Zebro - 13,360 shares; Mr. Assad - 9,310 shares; Mr. Bisgrove - 12,324 shares; Mr. Judge - 9,310 shares; Mr. Koskey - 7,530 shares; Ms. Woerner - 13,360 shares; Mr. Koelmel - 20,300 shares; Mr. Berner - 16,588 shares; Ms. Monti - 14,606 shares; Mr. Nasca - 13,355 shares; and all directors and executive officers as a group - 364,187 shares.
(5) Includes 39,612 shares of Common Stock allocated to the accounts of executive officers under the First Niagara Financial Group, Inc. Employee Stock Ownership Plan ("ESOP") and excludes the remaining 4,677,748 shares of Common Stock owned by the ESOP for the benefit of the employees. Under the terms of the ESOP, shares of Common Stock allocated to the account of employees are voted in accordance with the instructions of the respective employees. Unallocated shares are voted by the ESOP Trustee in the same proportion as the vote obtained from participants on allocated shares.

Section 16(a) Beneficial Ownership Reporting Compliance

The Common Stock is registered with the SEC pursuant to Section 12(g) of the Securities Exchange Act of 1934 (the "Exchange Act"). The officers and directors of the Company and beneficial owners of greater than 10% of the Common Stock are required to file reports on Forms 3, 4 and 5 with the SEC disclosing beneficial ownership and changes in beneficial ownership of the Common Stock. SEC rules require disclosure in the Company's Proxy Statement or Annual Report on Form 10-K of the failure of an officer, director or 10% beneficial owner of the Common Stock to file a Form 3, 4, or 5 on a timely basis. Based on the Company's review of ownership reports, no officer or director failed to file ownership reports on a timely basis for the year ended December 31, 2004.

Compensation of Directors

Fees. For 2004, directors of the Company received an annual retainer fee of $15,000 ($25,000 for the Chair) plus a fee of $1,000 per Board meeting attended. They also received $1,000 per Audit Committee and Compensation Committee meeting attended ($1,500 for the Chairs) and a fee of $500 per meeting attended ($750 for the Chair) for all other committees. Directors of First Niagara Bank received an annual retainer fee of $8,000 ($10,000 for the Chair), plus a quarterly meeting fee of $750. For 2005, the retainer fees for First Niagara Bank directors were increased to $11,000 ($13,000 for the Chair) which includes the quarterly meeting fee. Directors who are also employees are not eligible to receive board fees. All retainer and meeting fees are paid in cash and are eligible for deferral under the Directors' Deferred Fees Plan.

Deferred Fees Plan. The Directors' Deferred Fees Plan (the "Deferred Fees Plan") is a non-qualified compensation plan, under which a director can defer up to 100% of his or her annual retainer and meeting fees earned during a calendar year. All amounts deferred by a director are fully vested at all times. Amounts credited to a deferred fee account may be invested in equity securities, fixed income securities, money market accounts, or cash, at the sole discretion of the Company. Upon cessation of a director's service, the Company will pay the director the amounts credited to his or her account. The amounts will be paid in a number of substantially equal annual installments, as selected by the director at the time the deferral is made.

If a director dies before all payments have been made, the remaining payments will be made to the director's designated beneficiary. In the event of a director's death prior to the commencement of benefits, the Company will pay the director's beneficiary the amounts credited to the benefit of the director under the Deferred Fees Plan, in a single lump sum payment or in a number of substantially equal annual installments as elected by the director at the time the election to defer was made. In the event of an unforeseeable emergency that will result in a severe financial hardship, the director may request a distribution of all or part of his or her benefits or may request an acceleration of benefits that are being paid, as applicable.

Stock Benefit Plans. Directors are eligible to participate in the stock benefit plans of the Company and have received awards of stock options and restricted stock. On January 16, 2004, Mr. Hogarty was granted a non-qualified option to purchase 19,700 shares of common stock and 6,565 restricted stock awards. On May 4, 2004 each outside director was granted 4,000 restricted stock awards. On January 14, 2005, Messrs. Jones and Koskey were each granted non-qualified stock options to purchase 25,480 shares of common stock and 7,530 restricted stock awards. The number of stock options and restricted stock awards granted to directors was based on the market value of the Company's stock at the time of the grants. All stock options will vest ratably over a four-year period and the restricted stock will vest ratably over a five-year period. The stock options and restricted stock become immediately exercisable upon the director's normal retirement, death or disability or upon change in control of the Company.

Compensation of Executive Officers

The following table sets forth certain information as to the total remuneration paid to the CEO and the four most highly compensated executive officers who earned over $100,000 in salary and bonuses (the "Named Executive Officers").


                                          Annual Compensation                     Long-Term Compensation
                             ----------------------------------------------   -------------------------------
                                                                                     Awards           Payouts
                                                                              ----------------------  -------
                             Year                              Other Annual    Restricted                         All Other
    Name and                 Ended                             Compensation      Stock      Options/    LTIP     Compensation
 Principal Position          12/31        Salary    Bonus (2)       (3)        Awards (4)    SAR(#)    Payouts       (5)
-------------------------  ---------   ----------  ----------  ------------   -----------   --------   -------   ------------
Paul J. Kolkmeyer             2004     $  360,000  $ 192,000        --        $ 135,135       33,700      --     $  30,449
  President and               2003        287,800    123,705        --          525,864      119,300      --        30,860
  Chief Executive Officer     2002        228,000    184,674        --           92,014       15,536      --        31,197

John R. Koelmel (1)
  Executive Vice President
  and Chief Financial
  Officer                     2004     $  192,300  $  91,000        --        $ 354,341       43,700      --     $  12,396


G. Gary Berner                2004     $  202,400  $  75,000        --        $  55,341       14,000      --     $  29,802
  Executive Vice              2003        200,500     67,196        --           53,120       12,400      --        30,053
  President                   2002        178,000    108,356        --           69,054       10,730      --        31,750

                              2004     $  189,200  $  75,000        --        $  52,767       13,100      --     $  22,461
Kathleen P. Monti             2003        184,700     80,684        --           49,136       11,400      --        22,926
  Executive Vice President    2002        161,000    105,747        --           64,221        9,705      --        44,239


David J. Nasca                2004     $  189,800  $  57,000        --        $  52,767       13,100      --     $  15,705
  Executive Vice              2003        193,600     52,974        --           50,464       12,000      --        14,450
President                     2002        182,000     96,647        --           45,466        9,540      --        13,414

-----------------------------
(1)  Mr. Koelmel joined the Company in January 2004.
(2) Includes payments under the Company's Management Incentive Plan and other discretionary payments.
(3) The Company also provides certain members of executive management with the use of an automobile, club membership dues, and certain other personal benefits. The aggregate value of such personal benefits did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus reported for each executive.
(4) Amounts reported in this column represent the fair value of the restricted stock awards at the date of the grant. Awards generally vest over a five-year period. Dividends paid with respect to all shares awarded are paid to the recipient of the award. At December 31, 2004, an aggregate of 119,433 shares of unvested restricted stock were held by the Named Executive Officers, with an aggregate market value of $1,666,090.
(5) 2004 amounts include the following: contributions pursuant to the 401(k) Plan of $10,250, $6,750, $9,553, $9,314 and $10,250 with respect to Messrs.
     Kolkmeyer, Koelmel, Berner, Nasca and Ms. Monti, respectively; income imputed on group term life insurance in excess of $50,000 per employee of $621, $817, $642, $593 and $653 with respect to Messrs. Kolkmeyer, Koelmel, Berner, Nasca and Ms. Monti, respectively; $5,797 for Messrs. Kolkmeyer, Berner and Nasca, $4,829 for Mr. Koelmel and $780 for Ms. Monti relating to medical insurance premiums, respectively; and for Messrs. Kolkmeyer, Berner and Ms. Monti, $13,781, $13,810 and $10,778, respectively under the Company's deferred compensation plan.

Employment Agreements. The Company has entered into employment agreements with each of Messrs. Kolkmeyer, Koelmel, Berner, Nasca and Ms. Monti. The employment agreements have terms ranging from twenty-four to thirty-six months (36 months for Mr. Kolkmeyer; 24 months for Messrs. Koelmel, Berner, Nasca and Ms. Monti). On each anniversary date, an employment agreement may be extended for an additional twelve months, so that the remaining term shall be from twenty-four to thirty-six months. If the agreement is not renewed, the agreement will expire at the end of its term. In January 2005, the Company also entered into an employment agreement with Carl Florio, which runs through December 31, 2007, and does not provide for extensions. Under the employment agreements, the 2005 base salary for Messrs. Kolkmeyer, Florio, Koelmel, Berner, Nasca and Ms. Monti is $410,000, $230,000, $225,000, $212,000, $190,000 and $200,000, respectively. The base salary may be increased but not decreased. The employment agreements also provide that the executive is entitled to participate in an equitable manner with other executive officers in discretionary bonuses declared by the Board. In addition to base salary and bonus, each of the employment agreements provide for, among other things, participation in health and medical benefit plans, retirement plans and other employee and fringe benefits applicable to executive personnel. The agreements provide for termination by the Company for cause at any time and termination for any reason upon a 30-day notice. The executive may terminate his employment for good reason or absent good reason by providing a 30-day notice to the Company. Good reason includes (i) a significant reduction in the scope of the executive's duties, (ii) removal or failure to re-elect the executive to his or her present position, (iii) a requirement that, in the executive's judgment, would necessitate a relocation of his or her residence outside of 100 miles of the Lockport, New York area (Hudson, New York for Mr. Florio), or (iv) a material breach of the employment agreement that cannot be cured within 30 days of the executive's notice of the breach to the Company.

In the event of the executive's termination of employment for good reason or the Company's termination of the executive's employment for any reason other than cause, Messrs. Kolkmeyer and Florio will receive salary, health and medical benefits for a period of 36 months (24 months for Messrs. Koelmel, Berner, Nasca and Ms. Monti). The executives will also be entitled to payment of a cash bonus equal to the prior three-year average annual bonus divided by 12, payable for 36 months to Messrs. Kolkmeyer and Florio (24 months for Messrs. Koelmel, Berner, Nasca and Ms. Monti), and payment of accrued but unused vacation. If the executive dies after termination, the remaining payments will be made to the executive's spouse, if surviving, or his or her estate. The executive will be entitled to the same benefits, payable in a lump sum, in the event he or she is terminated without cause within 12 months following a change in control or terminates employment for good reason within 12 months following a change in control.

Upon termination of employment by the executive absent good reason or termination by the Company for cause, the executive will receive his or her salary and fringe benefits, but no bonus, through the executive's termination date, and payment of his or her accrued but unused vacation.

In the event of disability, the executive will be entitled to the executive's salary for the greater of the remaining term of the agreement or 6 months, reduced by any disability insurance payments, a pro-rata bonus for the year in which the disability begins, fringe benefits, and payment of accrued but unused vacation.

If the executive dies, the executive's spouse, if surviving, or if not, the executive's estate will be entitled to payment of the executive's salary through the end of the calendar month in which the executive died, payment of a pro-rata bonus for the year in which the executive died and payment of his or her accrued but unused vacation.

In addition to the terms and conditions referenced above, Mr. Florio received a bonus of $300,000 upon signing his agreement. He is also guaranteed a bonus for the full term of his contract if he is terminated prior to December 31, 2007. The contract provides for a two year non-compete agreement with annual payments of $150,000. He may terminate his contract for good reason if he is required to report to anyone other than the Chief Executive Officer. In the case of a change in control, all benefits awarded to him would fully vest. In the event of death or disability, salary and benefits due under his contract will generally continue for the remaining unexpired term.

The Company has also entered into employment agreements with other senior officers of the Company. The contracts typically have one-year terms and provisions that are generally similar to the employment agreements described above.

Deferred Compensation Plan. The Company has a deferred compensation plan for the benefit of certain executive officers that it has designated to participate. Under the deferred compensation plan, the Company annually credits an executive's deferred compensation account with an amount determined in the sole discretion of the Board. An executive will vest in earnings credited to his or her account at the rate of 20% per year, beginning in the sixth year of participation until the executive is fully vested after 10 years of participation. For these purposes, an executive's years of participation will be equal to the executive's number of whole years of employment with the Company measured from the date that an executive becomes a participant under the deferred compensation plan. Notwithstanding the above, an executive shall be fully vested in his or her deferred compensation account upon attaining age 60 with five years of participation or in the event of a change in control of the Company. Benefits are payable to the executive in fifteen substantially equal annual payments commencing (i) 30 days after the executive has attained age 60, or (ii) 30 days after the executive terminates employment, if after age 60, or due to disability. In the event of the executive's death after benefits commence, the Company will pay the remaining benefits to the executive's beneficiary over the remainder of the payment term. In the event of the executive's death after termination of employment but prior to commencement of benefit payments, the Company will pay the executive's benefit to the executive's beneficiary in fifteen substantially equal annual payments commencing within 30 days of the executive's death. In the event of the executive's death prior to termination of employment, the executive will forfeit all benefits under the deferred compensation plan. In the event of an unforeseeable emergency which will result in a severe financial hardship, the executive may request a distribution of all or part of his or her benefits or may request an acceleration of benefits that are being paid to him, as applicable.

Messrs. Kolkmeyer, Berner and Ms. Monti are participants in the non-qualified plan. For the year ended December 31, 2004, Messrs. Kolkmeyer, Berner and Ms. Monti had $13,781, $13,810, and $10,778, respectively, credited to their deferred compensation accounts.

Defined Benefit Pension Plan. The Company maintains a qualified, tax-exempt defined benefit pension plan (the "Retirement Plan"). The Company has frozen the Retirement Plan effective February 1, 2002, such that no employees are permitted to commence or recommence participation in the Retirement Plan, no further benefits will accrue to any current participants in the Retirement Plan and future compensation will not be considered in determining benefits on or after that date.

The Company contributes each year, if necessary, an amount to the retirement plan to satisfy the actuarially determined minimum funding requirements in accordance with the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). For the Retirement Plan year ended September 30, 2004, a $950 thousand contribution was made. At September 30, 2004, the market value of the Retirement Plan assets equaled approximately $13.8 million.

The following table indicates the annual retirement benefit that would be payable from the Retirement Plan under the amended benefit formula upon retirement at age 65 in calendar year 2003, expressed in the form of a single life annuity for the average annual earnings and years of credited service specified below.


==================================================================================================================
      Final Average                       Years of Credited Service and Benefits Payable at Retirement
                          ----------------------------------------------------------------------------------------
     Annual Earnings                 15                     20                    25                     30
==================================================================================================================
        $50,000                    $9,000                 $12,000              $15,000                $15,000
        $75,000                   $13,500                 $18,000              $22,500                $22,500
       $100,000                   $18,000                 $24,000              $30,000                $30,000
       $125,000                   $22,500                 $30,000              $37,500                $37,500
       $150,000                   $27,000                 $36,000              $45,000                $45,000
       $200,000 & Above           $36,000                 $48,000              $60,000                $60,000
==================================================================================================================

As of February 1, 2002, when credited service was frozen, Messrs. Kolkmeyer, Berner, Nasca and Ms. Monti had 11.58, 10.08, 7.75 and 8.42 years of credited service, respectively, under the Retirement Plan.

Supplemental Executive Retirement Plan. The Board is considering the adoption of a non-tax qualified supplemental executive retirement plan for the benefit of certain executive officers.

Stock Benefit Plans. Set forth below is certain information regarding stock options granted to the Named Executive Officers during 2004, in accordance with the Company's stock benefit plans.


==================================================================================================================

                                              STOCK OPTION GRANTS IN 2004
==================================================================================================================
                                                   Individual Grants
------------------------------------------------------------------------------------------------------------------
     Name            Options Granted     Percent of Total
                                         Options Granted to    Exercise                         Grant Date Present
                                         Employees in 2004       Price        Expiration Date          Value
------------------------------------------------------------------------------------------------------------------
Paul J. Kolkmeyer         33,700                4.3%            $12.87            5/4/14           $134,544 (1)
John R. Koelmel           30,000                3.8              14.95           1/12/14            152,394 (2)
John R. Koelmel           13,700                1.8              12.87            5/4/14             54,696 (1)
G. Gary Berner            14,000                1.8              12.87            5/4/14             55,894 (1)
Kathleen P. Monti         13,100                1.7              12.87            5/4/14             52,300 (1)
David J. Nasca            13,100                1.7              12.87            5/4/14             52,300 (1)
==================================================================================================================

--------------------------------
(1) The grant date present value was derived using the Black-Scholes option pricing model with the following assumptions: volatility of 32.0%; risk free rate of return of 4.05%; dividend yield of 2.18%; and a 6.5 year option life.
(2) The grant date (date of hire) present value was derived using the Black-Scholes option pricing model with the following assumptions: volatility of 34.1%; risk free rate of return of 3.53%; dividend yield of 1.61%; and a 6.5 year option life.

Set forth below is certain information concerning options exercised and outstanding to the Named Executive Officers at and for the years ended December 31, 2004.


======================================================================================================================
                                       AGGREGATED OPTION EXERCISES IN 2004 AND
                                         OPTION VALUES AT DECEMBER 31, 2004
----------------------------------------------------------------------------------------------------------------------

                           Shares                             Number of                         Value of
                          Acquired                           Options at                  In-The-Money Options
                            Upon         Value                Year-End                      at Year-End(1)
                                                   ------------------------------------------------------------------
     Name                 Exercise     Realized     Exercisable #  Unexercisable #  Exercisable ($)  Unexercisable ($)

----------------------------------------------------------------------------------------------------------------------
Paul J. Kolkmeyer          50,000      $467,215       320,257          160,431      $2,835,844         $360,471
John Koelmel                 --            --            --             43,700      $   --             $ 14,796
G. Gary Berner             44,742      $483,349       197,311           53,755      $1,871,393         $281,150
Kathleen P. Monti            --            --         245,690           47,195      $2,378,799         $239,996
David J. Nasca               --            --          49,030           37,345      $  424,769         $133,191

======================================================================================================================

---------------------------
(1) Equals the difference between the aggregate exercise price of the options and the aggregate fair market value of the shares of Common Stock that would be received upon exercise, assuming such exercise occurred on December 31, 2004, at which date the last trade price of the Common Stock as quoted on the Nasdaq National Market was $13.95.

Board Independence

The Board has determined that, except as to Mr. Kolkmeyer, each member of the Board is an "independent director" within the meaning of the Nasdaq corporate governance listing standards and the Company's corporate governance policies. Mr. Kolkmeyer is not considered independent because he is an executive officer of the Company.

Board Meetings and Committees

The Board meets monthly, or more often as may be necessary. The Board met fourteen times during 2004. No director attended fewer than 75% in the aggregate of the total number of Board meetings held and the total number of committee meetings on which he or she served during 2004, including board and committee meetings of First Niagara Bank. Executive sessions of the directors are held during each regularly scheduled Board meeting. All directors attended the Annual Meeting of Stockholders held on May 4, 2004.

The Company and First Niagara Bank have six standing committees of directors:
Executive Committee; Governance/Nominating Committee; Audit Committee; Compensation Committee; Finance and Trust Committee; and Loan Committee.

The Executive Committee. The Executive Committee generally has the power and authority to act on behalf of the Board while it is not in session, except as otherwise provided by law and subject at all times to the Bylaws and direction of the Board. The Executive Committee is comprised of Messrs. Weber (Chair), Judge (Vice Chair), Assad, Bowers, Kolkmeyer and Miklinski. The Executive Committee met six times during 2004.

The Governance/Nominating Committee. The Governance/Nominating Committee is responsible for recommending to the Board director nominees, director committee structure and membership and corporate governance guidelines. The Governance/Nominating Committee is also responsible for the determination of director independence as defined by Nasdaq corporate governance listing standards and administration of the Board's peer review evaluation. The Governance/Nominating Committee is comprised of Messrs. Miklinski (Chair), Assad, Bisgrove, Jones and Weber. Each member of the Governance/Nominating Committee is considered "independent" as defined in the Nasdaq corporate governance listing standards. The Board has adopted a written charter for the Governance/Nominating Committee, which is available on the Company's website at WWW.FNFG.COM. The Governance/Nominating Committee met five times during 2004.

The Audit Committee. The Audit Committee is responsible for overseeing the financial reporting, internal control and internal and external audit processes. This includes reviewing reports filed with the SEC, the internal audit function, the audit plan and performance of the internal auditor, as well as appointing, overseeing and evaluating the independent auditors. The Audit Committee is comprised of Ms. Woerner (Chair) and Messrs. Currie, Koskey, Weber and Zebro. Each member of the Audit Committee is considered "independent" as defined in the Nasdaq corporate governance listing standards and under SEC Rule 10A-3 and the Board believes that Mr. Weber qualifies as an "audit committee financial expert" as that term is used in the rules and regulations of the SEC. The Board has adopted a written charter for the Audit Committee, which is available on the Company's website at WWW.FNFG.COM. The Audit Committee met seven times during 2004. The report of the Audit Committee is included elsewhere in this proxy statement.

The Compensation Committee. The Compensation Committee is responsible for recommending to the Board the compensation of the Chief Executive Officer and executive management, reviewing and administering overall compensation policy, reviewing performance measures and goals, administering stock-based compensation plans, approving benefit programs, establishing compensation of directors and other matters of personnel policy and practice. The Compensation Committee is comprised of Messrs. Judge (Chair), Bisgrove, Weber, and Ms. Randaccio and Woerner. Each member of the Compensation Committee is considered "independent" as defined in the Nasdaq corporate governance listing standards. The Board has adopted a written charter for the Compensation Committee, which is available at the Company's website at WWW.FNFG.COM. The Compensation Committee met seven times during 2004. The report of the Compensation Committee is included elsewhere in this proxy statement.

The Finance and Trust Committee. The Finance and Trust Committee is responsible for assisting the Board with overseeing the Company's performance with respect to financial, investment, capital management and other related objectives. The Finance and Trust Committee is also responsible for oversight of the Trust Department. The Finance and Trust Committee is comprised of Ms. Randaccio (Chair) and Messrs. Currie, Hogarty, Jones, Kolkmeyer, Mancuso and Weber. The Finance and Trust Committee met twelve times during 2004.

The Loan Committee. The Loan Committee is responsible for assisting the Board with overseeing the loan portfolio of the Company, which includes approving loans above a preset threshold, monitoring credit quality and loan concentrations, approving loan policy and overseeing regulatory compliance, including Community Reinvestment Act legislation. The Loan Committee is comprised of Messrs. Zebro (Chair), Bowers, Hogarty, Kolkmeyer, Koskey, Mancuso and Weber. The Loan Committee met twelve times during 2004.

Board Nominations

The Governance/Nominating Committee identifies nominees by first evaluating the current members of the Board willing to continue in service. Current members of the Board with skills and experience that are relevant to the Company's business and who are willing to continue in service are first considered for re-nomination, balancing the value of continuity of service by existing members of the Board with that of obtaining a new perspective. If any member of the Board does not wish to continue in service, or if the Governance/Nominating Committee or the Board decides not to re-nominate a member for re-election, or if the size of the Board is increased, the Governance/Nominating Committee would solicit suggestions for director candidates from all Board members and would consider candidates submitted by stockholders. In addition, the Governance/Nominating Committee is authorized by its charter, subject to prior approval from the Board, to engage a third party to assist in the identification of director nominees. The Governance/Nominating Committee would seek to identify a candidate who at a minimum satisfies the following criteria:

o has the highest personal and professional ethics and integrity and whose values are compatible with those of the Company;

o has had experiences and achievements that have given him/her the ability to exercise and develop good business judgment;

o is willing to devote the necessary time to the work of the Board and its committees, which includes being available for Board and committee meetings;

o is familiar with the communities in which the Company operates and/or is actively engaged in community activities;

o is involved in other activities or interests that do not create a conflict with his/her responsibilities to the Company and its stockholders; and

o has the capacity and desire to represent the balanced, best interests of the stockholders of the Company as a group, and not primarily a special interest group or constituency.

The Governance/Nominating Committee will also take into account whether a candidate satisfies the criteria for "independence" under the rules of the Nasdaq, and if a nominee is sought for service on the Audit Committee given the financial and accounting expertise of a candidate, including whether an individual qualifies as an Audit Committee financial expert.

Procedures for the Consideration of Board Candidates Submitted by Stockholders. The Governance/Nominating Committee has adopted procedures for the consideration of Board candidates submitted by stockholders. Stockholders can submit the names of candidates for director by writing to the Chair of the Governance/Nominating Committee, at First Niagara Financial Group, Inc., 6950 South Transit Road, P.O. Box 514, Lockport, New York 14095-0514. The Chair of the Governance/Nominating Committee must receive a submission prior to December 18, 2005 in order for a candidate to be considered for next year's Annual Meeting. The submission must include the following information:

o a statement that the writer is a stockholder and is proposing a candidate for consideration by the Governance/Nominating Committee;

o the qualifications of the candidate and why this candidate is being proposed;

o the name and address of the stockholder as he/she appears on the Company's books, and number of shares of the Company's common stock that are owned beneficially by such stockholder (if the stockholder is not a holder of record, appropriate evidence of the stockholder's ownership will be required);

o the name, address and contact information for the candidate, and the number of shares of common stock of the Company that are owned by the candidate (if the candidate is not a holder of record, appropriate evidence of the stockholder's ownership should be provided);

o    a statement of the candidate's business and educational experience;

o such other information regarding the candidate as would be required to be included in the proxy statement pursuant to SEC Regulation 14A;

o a statement detailing any relationship between the candidate and the Company and between the candidate and any customer, supplier or competitor of the Company;

o detailed information about any relationship or understanding between the proposing stockholder and the candidate; and

o a statement that the candidate is willing to be considered and willing to serve as a director if nominated and elected.

A nomination submitted by a stockholder for presentation by the stockholder at an annual meeting of stockholders must comply with the procedural and informational requirements described in "Advance Notice Of Business To Be Conducted at an Annual Meeting." No submission for Board nominees were received by the Company for the Annual Meeting.

Stockholder Communications with the Board

A stockholder of the Company who wants to communicate with the Board or with any individual director can write to the Chair of the Governance/Nominating Committee, First Niagara Financial Group, Inc., 6950 South Transit Road, P.O. Box 514, Lockport, New York, 14095-0514. The letter should indicate that the author is a stockholder and if shares are not held of record, should include appropriate evidence of stock ownership. Depending on the subject matter, the Chair will:

o    forward the communication to the director(s) to whom it is addressed;

o handle the inquiry directly, for example where it is a request for information about the Company or it is a stock-related matter; or

o not forward the communication if it is primarily commercial in nature, relates to an improper or irrelevant topic, or is unduly hostile, threatening, illegal or otherwise inappropriate.

At each Board meeting, the Chair of the Governance/Nominating Committee shall present a summary of all communications received since the last meeting and make those communications available to the directors upon request.

Code of Ethics

The Company has adopted a Code of Ethics for Senior Financial Officers, that is applicable to the Company's Chief Executive Officer ("CEO"), Chief Financial Officer, Corporate Controller and other officers as deemed appropriate by the Company. The Code of Ethics is available on the Company's website at WWW.FNFG.COM. Amendments to and waivers from the Code of Ethics will also be disclosed on the Company's website. There were no such amendments or waivers in 2004. Additionally, the Company has adopted a general Code of Ethics that sets forth standards of ethical business conduct for all directors, officers and employees of the Company. This Code of Ethics is also available at the Company's website.

Transactions With Certain Related Persons

Federal law and regulation generally require that all loans or extensions of credit to executive officers and directors must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with the general public and must not involve more than the normal risk of repayment or present other unfavorable features. However, regulations also permit executive officers and directors to receive the same terms through benefit or compensation plans that are widely available to other employees, as long as the director or executive officer is not given preferential treatment compared to the other participating employees. Pursuant to such a program, loans have been extended to directors and executive officers, which loans are on substantially the same terms as those prevailing at the time for comparable transactions with the general public, except as to the interest rate charged, which rate is the same as available to all employees. These loans do not involve more than the normal risk of repayment or present other unfavorable features.

Section 402 of the Sarbanes-Oxley Act of 2002 generally prohibits an issuer from: (1) extending or maintaining credit; (2) arranging for the extension of credit; or (3) renewing an extension of credit in the form of a personal loan for an officer or director. There are several exceptions to this general prohibition, one of which is applicable to First Niagara Bank. Sarbanes-Oxley does not apply to loans made by a depository institution that is insured by the FDIC and is subject to the insider lending restrictions of the Federal Reserve Act. All loans to the Company's directors and officers are made in conformity with the Federal Reserve Act and the FDIC Regulation O.

The Audit Committee Report

Management has the primary responsibility for the Company's internal controls and financial reporting process. The independent auditors are responsible for performing an independent audit of the Company's consolidated financial statements and management's assessment of the effectiveness of internal controls over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States) and to issue opinions thereon. The Audit Committee's responsibility is to monitor and oversee these processes. As part of its ongoing activities, the Audit Committee has:

o reviewed and discussed with management and the independent auditors the Company's audited consolidated financial statements for the year ended December 31, 2004 and management's assessment of the effectiveness of internal controls over financial reporting as of December 31, 2004;

o discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees, as amended; and

o received the written disclosures from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed with the independent auditors their independence from the Company.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2004 and be filed with the SEC. In addition, the Audit Committee appointed KPMG as the Company's independent auditors for the year ending December 31, 2005, subject to the ratification of this appointment by the stockholders.

                               The Audit Committee

                             Louise Woerner (Chair)
                      James W. Currie       Richard P. Koskey
                      Robert G. Weber       David M. Zebro

The Compensation Committee Report

The Compensation Committee annually reviews the compensation levels of the Chief Executive Officer and other executive officers and recommends changes to the Board. The Compensation Committee is composed entirely of outside, non-employee directors. It is intended that the executive compensation program will enable the Company to attract, develop and retain talented executive officers who are capable of maximizing the Company's performance for the benefit of the stockholders. The Compensation Committee has adopted a compensation philosophy that seeks to provide competitive, performance based, compensation strongly aligned with the financial and stock performance of the Company. The compensation program has three key elements of total direct compensation: base salary, annual incentives and long-term incentives. Compensation will generally be targeted between a range of 80% and 120% of the competitive marketplace. Exceptional performance may result in compensation awards in excess of the above range. The fourth element of the compensation program is benefits.

The Compensation Committee engaged a nationally recognized compensation consulting firm to conduct an annual, independent review of the total compensation of the executive group. For 2004, compensation levels were compared to other comparably situated publicly traded regional banking and financial services companies in the $3.5 billion to $6.5 billion range within the Northeast and Midwestern U.S. markets. The review determined that base salaries and the combination of base salaries, cash incentives and equity compensation are within the competitive target range of similarly situated banking and financial services companies.

Base salary and changes to base salary reflect a variety of factors including the results of the independent review of the competitiveness of the total compensation program, the Company's performance, the executive's individual performance, and contribution to the long-term goals of the Company. Payouts under the annual incentive plan (the management incentive plan, or "MIP") are determined relative to pre-established performance metrics. Individual payouts are a function of the Company's financial performance and the performance of the individual executive. The Compensation Committee believes that this funding formula provides a direct link between the Company's financial performance and actual executive compensation. The range in incentive opportunities under the MIP for executives and all other officers reflect those provided for similar positions by similarly situated financial services companies. The Compensation Committee continually reviews the Company's annual incentive plans to ensure they provide a strong linkage between the Company's financial and operational performance, the performance of the individual executive and the rewards earned.

As permitted by the Company's stock based benefit plans, awards of stock options and restricted stock were made to executive officers during 2004. The options are exercisable and the shares generally vest ratably over a four-year period and the stock grants generally vest ratably over a five-year period. The Compensation Committee believes that long-term incentives are the most effective way of aligning executive compensation with the creation of value for the stockholders through stock appreciation. Stock options and restricted stock awards were allocated by the Compensation Committee based upon the executive officer's level of responsibility and contributions to the Company. Future awards will be dependent on the Company and individual performance, as well as competitive market conditions.

In evaluating Mr. Kolkmeyer's compensation, the Compensation Committee considered the terms of the previously disclosed employment agreement between Mr. Kolkmeyer and the Company. Mr. Kolkmeyer's 2004 base salary was $360,000, he was provided with a cash incentive of $192,000 under the MIP program and was granted 33,700 stock options and 10,500 stock grants. The Compensation Committee determined these awards, consistent with the Company's compensation philosophy, based on its evaluation of Mr. Kolkmeyer's long-term contribution to the Company's performance and other factors, including a study of other comparable institutions. The Compensation Committee took these actions to recognize his accomplishments in successfully building an institution and management team and his ability to lead and strategically position the future direction of the Company.

                           The Compensation Committee

                             Daniel W. Judge (Chair)
                    John J. Bisgrove, Jr.     Sharon D. Randaccio
                    Robert G. Weber           Louise Woerner

Stock Performance Graph

Set forth hereunder is a stock performance graph comparing (a) the cumulative total return on the Company's Common Stock for the period beginning December 31, 1999 as reported by the Nasdaq National Market, through December 31, 2004, (b) the cumulative total return on stocks included in the Nasdaq Composite Index over such period, (c) the cumulative total return of publicly traded thrifts over such period, and, (d) the cumulative total return of all publicly traded banks and thrifts over such period. Cumulative return assumes the reinvestment of dividends, and is expressed in dollars based on an assumed investment of $100.


                                [GRAPHIC OMITTED]



                                                                    Period Ending
                                             ----------------------------------------------------------------
Index                                        12/31/99   12/31/00   12/31/01   12/31/02   12/31/03   12/31/04
-------------------------------------------------------------------------------------------------------------
First Niagara Financial Group, Inc.            100.00     108.67     173.54     274.23     413.40     394.05
NASDAQ Composite                               100.00      60.82      48.16      33.11      49.93      54.49
SNL All Bank & Thrift Index                    100.00     120.80     122.59     115.19     156.16     174.88
SNL Thrift Index                               100.00     159.68     170.68     203.60     288.23     321.15

--------------------------------------------------------------------------------
                              STOCKHOLDER PROPOSALS
--------------------------------------------------------------------------------

In order to be eligible for inclusion in the proxy materials for next year's Annual Meeting of Stockholders, any stockholder proposal to take action at such meeting must be received at the Company's executive office, 6950 South Transit Road, P.O. Box 514, Lockport, New York 14095-0514, no later than November 18, 2005. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Exchange Act.

--------------------------------------------------------------------------------
                   ADVANCE NOTICE OF BUSINESS TO BE CONDUCTED
                              AT AN ANNUAL MEETING
--------------------------------------------------------------------------------

The Bylaws of the Company provide an advance notice procedure for certain business or nominations to the Board to be brought before an annual meeting. In order for a stockholder to properly bring business before an annual meeting or to propose a nominee to the Board, the stockholder must give written notice to the Corporate Secretary not less than ninety days before the date fixed for such meeting; provided, however, that in the event that less than one hundred days notice or prior public disclosure of the date of the annual meeting is given or made, notice by the stockholder to be timely must be received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. The notice must include the stockholder's name, record address, and number of shares owned, describe briefly the proposed business, the reasons for bringing the business before the annual meeting, and any material interest of the stockholder in the proposed business. In the case of nominations to the Board, certain information regarding the nominee must be provided. Nothing in this paragraph shall be deemed to require the Company to include in its proxy statement and proxy relating to an annual meeting any stockholder proposal that does not meet all of the requirements for inclusion established by the SEC in effect at the time such proposal is received.

The date of next year's Annual Meeting of Stockholders is expected to be May 16, 2006. Accordingly, advance written notice for certain business or nominations to the Board to be brought before that meeting must be given to the Company by February 15, 2006. If notice is received after February 15, 2006, it will be considered untimely, and the Company will not be required to present the matter at the meeting.

--------------------------------------------------------------------------------
                                  OTHER MATTERS
--------------------------------------------------------------------------------

The Board is not aware of any business to come before the Annual Meeting other than the matters described above in this proxy statement. However, if any matters should properly come before the Annual Meeting, it is intended that holders of the proxies will act in accordance with their best judgment.

The Audit Committee Report, the Report of the Compensation Committee and the stock performance graph included in this proxy statement shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference. The Audit Committee Report shall not otherwise be deemed filed under such Acts.

--------------------------------------------------------------------------------
                                  MISCELLANEOUS
--------------------------------------------------------------------------------

The cost of solicitation of proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of the Common Stock. In addition to solicitations by mail, directors, officers and other employees of the Company may solicit proxies personally or by telephone without additional compensation. The Company has retained Georgeson Shareholder Communications, Inc., a proxy solicitation firm, to assist in the solicitation of proxies for the Annual Meeting, for a fee of $7,500, plus out-of-pocket expenses.

An additional copy of the Company's annual report on Form 10-K for the year ended December 31, 2004, will be furnished without charge upon written or telephonic request to Christopher J. Thome, Assistant Vice President, Reporting and Investor Relations Manager, 6950 South Transit Road, P.O. Box 514, Lockport, New York, 14095-0514 or call (716) 625-7645.



                                                     /s/ Robert N. Murphy

                                                     Robert N. Murphy
                                                     Corporate Secretary
Lockport, New York
March 18, 2005

                                   Appendix A

                       FIRST NIAGARA FINANCIAL GROUP, INC.
                              AMENDED AND RESTATED
                   2002 LONG-TERM INCENTIVE STOCK BENEFIT PLAN

     1. PURPOSE. The purpose of the First Niagara Financial Group, Inc. 2002 Long-term Incentive Stock Benefit Plan (the "Plan") is to advance the interest of First Niagara Financial Group, Inc. (the "Company") and to increase shareholder value by providing outside directors and key employees of the Company and its affiliates, upon whose judgment, initiative and efforts the successful conduct of the business of the Company and its affiliates largely depends, with additional incentive in the form of a proprietary interest in the growth and performance of the Company and to encourage their continued service with the Company and its affiliates. A purpose of the Plan is also to attract and retain people of experience and ability to the Company and its affiliates.

     2. TERM. The Plan initially became effective as of March 7, 2002 (the "Initial Effective Date") and was to remain in effect for ten years thereafter, unless sooner terminated by the Company's Board of Directors (the "Board"). The Plan, as amended and restated, is being submitted to shareholders, and is expected to be approved on May 3, 2005 (the "Restatement Effective Date"), in order to (i) reserve additional shares of common stock under the Plan, (ii) extend the term of the Plan for ten (10) years from the date of the Restatement Effective Date, and (iii) bring the Plan into compliance with the requirements of (A) Section 409A of the Internal Revenue Code and (B) final regulations issued Sections 421, 422 and 424 of the Internal Revenue Code. After termination of the Plan, no future awards may be granted but previously made awards shall remain outstanding in accordance with their applicable terms and conditions and the terms and conditions of the Plan.

     3. PLAN ADMINISTRATION. A committee (the "Committee") appointed by the Board shall be responsible for administering the Plan. The Committee shall be comprised of either (i) at least two "Non-Employee Directors" of the Company, or
(ii) the entire Board of the Company. A "Non-Employee Director" means, for purposes of the Plan, a director who (a) is not employed by the Company or an affiliate; (b) does not receive compensation directly or indirectly as a consultant (or in any other capacity than as a director) greater than $60,000;
(c) does not have an interest in a transaction requiring disclosure under Item 404(a) of Regulation S-K; or (d) is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K. Actions and decisions of the Committee shall be approved by a majority of the members of the Committee. The Committee shall have full and exclusive power to interpret, construe and implement the Plan and any rules, regulations, guidelines or agreements adopted hereunder and to adopt such rules, regulations and guidelines for carrying out the Plan as it may deem necessary or proper. These powers shall include, but not be limited to, (i) determination of the type or types of awards to be granted under the Plan; (ii) determination of the terms and conditions of any awards under the Plan; (iii) determination of whether, to what extent and under what circumstances awards may be settled, paid or exercised in cash, shares, other securities, or other awards, or other property, or accelerated, canceled, extended, forfeited or suspended; (iv) adoption of modifications, amendments, procedures, subplans and the like as are necessary;
(v) subject to the rights of participants, modification, change, amendment or cancellation of any award to correct an administrative error; and (vi) taking any other action the Committee deems necessary or desirable for the administration of the Plan. All determinations, interpretations, and other decisions under or with respect to the Plan or any award by the Committee shall be final, conclusive and binding upon the Company, any participant, any holder or beneficiary of any award under the Plan and any employee of the Company.

     4. ELIGIBILITY. Any employee of the Company or an Affiliate shall be eligible to receive Incentive Stock Options, Non-Statutory Stock Options, Stock Awards, Stock Appreciation Rights, and Accelerated Ownership Option Rights under the Plan, provided, however, that no Stock Appreciation Rights shall be granted under the Plan after October 3, 2004 unless such Stock Appreciation Rights are settled solely in shares of common stock of the Company ("Common Stock"). Outside directors shall be eligible to receive Non-Statutory Stock Options, Accelerated Ownership Option Rights and Stock Awards under the Plan. An "outside director" means a director of the Company or an Affiliate who is not an employee of the Company or an Affiliate. For these purposes, "Affiliate" includes any entity that is directly or indirectly controlled by the Company or under common control with the Company or any entity in which the Company has a significant equity interest, as determined by the Committee.

     5. SHARES OF STOCK SUBJECT TO THE PLAN. As initially adopted, the Plan authorized 2,158,423 shares of Common Stock (adjusted in accordance with the exchange ratio in the Company's second-step conversion) for issuance (subject to adjustment as provided in Section 6) pursuant to the exercise of stock options, granted under Sections 7(a) and (c) of the Plan, or Stock Awards, under Section 7(d) of the Plan. With respect to the shares originally reserved for issuance under the Plan (as adjusted), the maximum number of shares that may be subject to all awards granted to any one employee of the Company is 776,043 (as adjusted). Of the shares initially reserved under the Plan, 1,848,805 shares are subject to awards that have been granted under the Plan as of March 9, 2005. Of this amount 114,664 shares have been cancelled and returned to the Plan. Accordingly, 424,282 shares remain available for the grant of awards under the Plan.

     In connection with the amendment and restatement of the Plan, an additional 5,862,031 shares of Common Stock are reserved for issuance under the Plan. Of the additional shares of Common Stock reserved for issuance under the Plan, no more than 1,600,000 shares may be awarded to any one employee of the Company or an Affiliate, and no more than 5,862,031 shares may be awarded as Incentive Stock Options, provided, however, that no Incentive Stock Options shall be awarded hereunder after the tenth (10th) anniversary of the Initial Effective Date of the Plan. If any shares underlying awards granted prior to the Restatement Effective Date again become available for issuance under this Plan, they may be awarded as Incentive Stock Options.

     Any shares that are issued by the Company, and any awards that are granted by, or become obligations of, the Company, and any awards that are granted by, or become obligations of, the Company, through the assumption by the Company or an Affiliate of, or in substitution for, outstanding awards previously granted by an acquired company shall not be counted against the shares available for issuance under the Plan. In addition, any shares that are used for the full or partial payment of the exercise price of any Stock Option in connection with an Accelerated Ownership Option Right will not be counted as issued under the Plan and will be available for future grants under the Plan.

         Any shares issued under the Plan may consist in whole or in part, of authorized and unissued shares or of treasury shares, and no fractional shares shall be issued under the Plan. Cash may be paid in lieu of any fractional shares in settlements of awards under the Plan.

     6.   ADJUSTMENTS AND REORGANIZATIONS.

     (a) Changes in Stock. If the number of outstanding shares of Common Stock is increased or decreased or the shares of Common Stock are changed into or exchanged for a different number of kind of shares or other securities of the Company on account of any recapitalization, reclassification, stock split, reverse split, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock, or other increase or decrease in such shares effected without receipt of consideration by the Company occurring after the Effective Date, the number and kinds of shares for which grants of Stock Options or Stock Awards may be made under the Plan shall be adjusted proportionately and accordingly by the Company. In addition, the number and kind of shares for which grants are outstanding shall be adjusted proportionately and accordingly so that the proportionate interest of the grantee immediately following such event shall, to the extent practicable, be the same as immediately before such event. Any such adjustment in outstanding Stock Options shall not change the aggregate Stock Option purchase price payable with respect to shares that are subject to the unexercised portion of the Stock Option outstanding but shall include a corresponding proportionate adjustment in the Stock Option purchase price per share.

     (b) Reorganization in Which the Company Is the Surviving Entity and in Which No Change of Control Occurs. Subject to Section 23 hereof, if the Company shall be the surviving entity in any reorganization, merger, or consolidation of the Company with one or more other entities, any Stock Option or Stock Awards theretofore granted pursuant to the Plan shall pertain to and apply to the securities to which a holder of the number of shares of stock subject to such Stock Option or Stock Awards would have been entitled immediately following such reorganization, merger or consolidation, with a corresponding proportionate adjustment of the Stock Option purchase price per share so that the aggregate Stock Option purchase price thereafter shall be the same as the aggregate Stock Option purchase price of the shares remaining subject to the Stock Option immediately prior to such reorganization, merger, or consolidation.

Adjustments under this Section 6 related to shares of Common Stock or securities of the Company shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive. No fractional shares or other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share. The granting of awards pursuant to the Plan shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure or to merge, consolidate, dissolve, or liquidate, or to sell or transfer all or any part of its business or assets.

     7. AWARDS. The Committee shall determine the type or types of award(s) to be made to each participant under the Plan and shall approve the terms and conditions governing these awards in accordance with Section 12. Awards may be granted singly, in combination or in tandem so that the settlement or payment of one automatically reduces or cancels the other. Awards may also be made in combination or in tandem with, in replacement of, as alternatives to, or as the payment form for, grants or rights under any other employee or compensation plan of the Company, including the plan of any acquired entity.

          (a) Stock Option - is a grant of a right to purchase a specified number of shares of Common Stock during a specified period. The purchase price of each Stock Option shall be the Fair Market Value of a share on the date such award was granted. However, if a key employee owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or its affiliates (or under Section 424(d) of the Internal Revenue Code of 1986, as amended (the "Code") is deemed to own stock representing more than 10% of the total combined voting power of all classes of stock of the Company or its affiliates by reason of the ownership of such classes of stock, directly or indirectly, by or for any brother, sister, spouse, ancestor or lineal descendent of such key employee, or by or for any corporation, partnership, estate or trust of which such key employee is a shareholder, partner or beneficiary), the purchase price per share of Common Stock deliverable upon the exercise of each Incentive Stock Option shall not be less than 110% of the Fair Market Value of the Company's Common Stock on the date the Incentive Stock Option is granted. A Stock Option may be exercised in whole or in installments, which may be cumulative. A Stock Option may be in the form of an Incentive Stock Option, which complies with Section 422 of the Code, as amended, and the regulations thereunder at the time of grant, or a Non-Statutory Stock Option. A Non-Statutory Stock Option means a Stock Option granted by the Committee to (i) an outside director or (ii) to any other participant, and such Stock Option is either (A) not designated by the Committee as an Incentive Stock Option, or (B) fails to satisfy the requirements of an Incentive Stock Option as set forth in Section 422 of the Code and the regulations thereunder. The price at which shares of Common Stock may be purchased under a Stock Option shall be paid in full at the time of the exercise, in either cash or such other methods as provided by the Committee at the time of grant or as provided in the form of agreement approved in accordance herewith, including tendering (either actually or by attestation) Common Stock at Fair Market Value on the date of surrender, or any combination thereof. As set forth in Section 5 above, no Incentive Stock Options shall be awarded hereunder after the tenth (10th) anniversary of the Initial Effective Date of the Plan.

          (b) Stock Appreciation Right - is a right to receive a payment, in cash and/or Common Stock, as determined by the Committee, equal to the excess of the Fair Market Value of a specified number of shares of Common Stock on the date the SAR is exercised over the Fair Market Value on the date of grant of the SAR as set forth in the applicable award agreement, except that, in the case of an SAR granted retroactively, in tandem with or as a substitution for another award, the exercise or designated price may be no lower than the Fair Market Value of a share on the date such other award was granted. Notwithstanding anything herein to the contrary, no SAR shall be granted after October 3, 2004, unless
               (i) such SAR is granted with an exercise price at least equal to the Fair Market Value of a share of Common Stock on the date of grant, (ii) the Common Stock of the Company is publicly traded,
               (iii) the SAR is settled solely in the publicly traded stock of the

               Company and (iv) there is no opportunity to further defer the income received on the exercise of the SAR.

          (c)  Accelerated Ownership Option Rights, as defined in Section 12.

          (d) Stock Award - is an award made in Common Stock or denominated in units of Common Stock. All or part of any stock award may be subject to conditions established by the Committee, and set forth in the award agreement, which may include, but are not limited to, continuous service with the Company, achievement of specific business objectives, and other measurements of individual, business unit or Company performance.

     8. DEFERRALS AND SETTLEMENTS. Payment of awards may be in the form of cash, stock, other awards, or in combinations thereof as the Committee shall determine at the time of grant, and with such restrictions as it may impose. The Committee may also require or permit participants to elect to defer the issuance of shares or the settlement of awards in cash under such rules and procedures as it may establish under the Plan. It may also provide that deferred settlements include the payment or crediting of interest on the deferral amounts or the payment or crediting of dividend equivalents on deferred settlements denominated in shares. Notwithstanding anything herein to the contrary, effective October 3, 2004, the second and third sentence of this Section 8 shall no longer apply.

     9. FAIR MARKET VALUE. Fair Market Value for all purposes under the Plan shall mean the reported closing price of Common Stock as reported by the Nasdaq stock market on such date, or if the Common Stock was not traded on such date, on the next preceding day on which Common Stock was traded thereon. Under no circumstances shall Fair Market Value be less than the par value of the Common Stock.

     10. TRANSFERABILITY AND EXERCISABILITY. All awards other than Non-Statutory Stock Options under the Plan will be nontransferable and shall not be assignable, alienable, saleable or otherwise transferable by the participant other than by will or the laws of descent and distribution, except pursuant to a domestic relations order entered by a court of competent jurisdiction or as otherwise determined by the Committee. In the event that a participant terminates employment with the Company to assume a position with a governmental, charitable, educational or similar non-profit institution, the Committee may authorize a third party, including but not limited to a "blind" trust, to act on behalf of and for the benefit of the representative participant with respect to any outstanding awards.

     If so permitted by the Committee, a participant may designate a beneficiary or beneficiaries to exercise the rights of the participant and receive any distributions under the Plan upon the death of the Participant. However, in the case of participants covered by Section 16 of the 1934 Act, any contrary requirements of Rule 16b-3 under the 1934 Act, or any successor rule, shall prevail over the provisions of this Section.

     Awards granted pursuant to the Plan may be exercisable pursuant to a vesting schedule as determined by the Committee. The Committee may, in its sole discretion, accelerate or extend the time at which any Stock Option may be exercised, or any Stock Award may vest, in whole or in part, provided, however, that with respect to an Incentive Stock Option, it must be consistent with the terms of Section 422 of the Code in order to continue to qualify as an Incentive Stock Option. Notwithstanding the above, in the event of Retirement (as herein defined), death or Disability, all awards shall immediately vest. "Retirement" means for a key employee, retirement at the normal or early retirement date set forth in the First Niagara Financial Group Employee Stock Ownership Plan, or any successor plan, or in accordance with any written agreement entered into with the Participant. Retirement for an outside director means a cessation of service on the Board of Directors for any reason other than removal for Cause, after reaching 60 years of age and maintaining at least 10 years of continuous service or after attaining age 70. "Disability" means the permanent and total inability by reason of mental or physical infirmity, or both, of an employee to perform the work customarily assigned to him, or of a director to serve as such. Additionally, in the case of an employee, a medical doctor selected or approved by the Board must advise the Committee that it is either not possible to determine when such Disability will terminate or that it appears probable that such Disability will be permanent during the remainder of paid employee's lifetime. Notwithstanding anything herein to the contrary, with respect to Incentive Stock Options granted on or after the Restatement Effective Date, Disability shall mean the inability of the Key Employee to engage in any substantial gainful activity by reason of any medically determinable mental or physical impairment which can be expected to result in death or which can be expected to last for a continuous period of not less than 12 months. A Key Employee shall not be considered to be permanently disabled unless he furnishes proof of the existence thereof in such form and manner, and at such times, in accordance with Section 22(e)(3) of the Internal Revenue Code and regulations issued thereunder.

     11. AWARD AGREEMENTS. Awards under the Plan shall be evidenced by an agreement as shall be approved by the Committee that sets forth the terms, conditions and limitations to an award and the provisions applicable in the event the participant's employment terminates, provided however, in no event shall the term of any Incentive Stock Option exceed a period of ten years from the date of its grant. However, if any key employee, at the time an Incentive Stock Option is granted to him, owns stock representing more than 10% of the total combined voting power of all classes of stock of the Company or its affiliate (or, under Section 424(d) of the Code, is deemed to own stock representing more than 10% of the total combined voting power of all classes of stock, by reason of the ownership of such classes of stock, directly or indirectly, by or for any brother, sister, spouse, ancestor or lineal descendent of such key employee, or by or for any corporation, partnership, estate or trust of which such key employee is a shareholder, partner or beneficiary), the Incentive Stock Option granted to him shall not be exercisable after the expiration of five years from the date of grant.

     In addition, to the extent required by Section 422 of the Code, the aggregate Fair Market Value (determined at the time the option is granted) of the Common Stock for which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year (under all plans of the Company and its affiliates) shall not exceed $100,000. In the event the amount exercisable shall exceed $100,000, the first $100,000 of Incentive Stock Options (determined as of the date of grant) shall be exercisable as Incentive Stock Options and any excess shall be exercisable as Non-Statutory Stock Options.

     12. ACCELERATED OWNERSHIP STOCK OPTION RIGHTS. The Committee may grant the right to receive an Accelerated Ownership Option simultaneously with, or subsequent to, the grant of any stock option, with respect to all or some of the shares covered by such stock option, provided, however, that with respect to an Incentive Stock Option, such grant must be consistent with the terms of Section 422 of the Code in order to continue to qualify as an Incentive Stock Option. In the event an Accelerated Ownership Option Right has been granted, upon the exercise of the related Stock Option, the participant will be granted an Accelerated Ownership Stock Option (which may be an Incentive or Non-Incentive Stock Option) to purchase a number of shares of Common Stock equal to the sum of the number of whole shares of Common Stock used by the participant in payment of the purchase price of the Stock Option. The exercise price of the Accelerated Ownership Option shall be the Fair Market Value of the Common Stock on the date of grant of the Accelerated Ownership Option. The term during which the Accelerated Ownership Option may be exercised (and the other terms and conditions) shall be determined by the Committee, but in no event shall an Accelerated Ownership Option be exercisable in whole or in part before the expiration of six months from the date of the grant of the Accelerated Ownership Option. Notwithstanding anything herein to the contrary, Accelerated Ownership Stock Option Rights shall not be granted on or after May 3, 2005.

     13. PLAN AMENDMENT. The Board or the Committee may modify or amend the Plan as it deems necessary or appropriate or modify or amend an award received by key employees and/or outside directors. No such amendment shall adversely affect any outstanding awards under the Plan without the consent of the holders thereof.

     14. TAX WITHHOLDING. The Company may deduct from any settlement of an award made under the Plan, including the delivery or vesting of shares, an amount sufficient to cover the minimum withholding required by law for any federal, state or local taxes or to take such other action as may be necessary to satisfy any such withholding obligations. The Committee may permit shares to be used to satisfy required tax withholding and such shares shall be valued at the Fair Market Value as of the settlement date of the applicable award.

     15. OTHER COMPANY BENEFIT AND COMPENSATION PROGRAMS. Unless otherwise determined by the Committee, settlements of awards received by participants under the Plan shall not be deemed a part of a participant's regular, recurring compensation for purposes of calculating payments or benefits from any Company benefit plan, severance program or severance pay law of any country.

     16. UNFUNDED PLAN. Unless otherwise determined by the Committee, the Plan shall be unfunded and shall not create (or be construed to create) a trust or a separate fund or funds. The Plan shall not establish any fiduciary relationship between the Company and any participant or other person. To the extent any person holds any rights by virtue of a grant awarded under the Plan, such right (unless otherwise determined by the Committee) shall be no greater than the right of an unsecured general creditor of the Company.

     17. FUTURE RIGHTS. No person shall have any claim or rights to be granted an award under the Plan, and no participant shall have any rights by reason of the grant of any award under the Plan to continued employment by the Company or any subsidiary of the Company.

     18. GENERAL RESTRICTION. Each award shall be subject to the requirement that, if at any time the Committee shall determine, in its sole discretion, that the listing, registration or qualification of any award under the Plan upon any securities exchange or under any state or federal law, or the consent or approval of any government regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such award or the grant or settlement thereof, such award may not be exercised or settled in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

     19. GOVERNING LAW. The validity, construction and effect of the Plan and any actions taken or relating to the Plan shall be determined in accordance with the laws of the State of Delaware.

     20. SUCCESSORS AND ASSIGNS. The Plan shall be binding on all successors and permitted assigns of a participant, including, without limitation, the guardian or estate of such participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the participant's creditors. The term "Company" includes any company that succeeds to the rights and obligations of the Company.

     21. RIGHTS AS A SHAREHOLDER. A participant shall have no rights as a shareholder with respect to awards under the Plan until he or she becomes the holder of record of shares granted under the Plan.

     22. CHANGE IN CONTROL. Notwithstanding anything to the contrary in the Plan, the following shall apply to all outstanding awards granted under the
Plan:

          1.    (a)    "Change in Control" means:
             --------

          (i) Any acquisition or series of acquisitions by any Person (as the term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended ("Exchange Act")) other than the Company, any of its Affiliates, any employee benefit plan of the Company or any of its Affiliates, or any Person holding common shares of the Company for or pursuant to the terms of such an employee benefit plan, that

               (A) results in that Person becoming the beneficial owner (as defined in Rule 13d-3 under the Exchange Act, directly or indirectly, of securities of the Company representing 25% or more of either the then outstanding shares of the Common Stock of the Company ("Outstanding Company Common Stock") or the combined voting power of the Company's then outstanding securities entitled to then vote generally in the election of Directors of the Company ("Outstanding Company Voting Securities"), except that any such acquisition of Outstanding Company Common Stock or Outstanding Company Voting Securities will not constitute a Change in Control while that Person does not exercise the voting power of its Outstanding Company Common Stock or otherwise exercise control with respect to any matter concerning or affecting the Company, or Outstanding Company Voting Securities, and promptly sells, transfers, assigns or otherwise disposes of that number of shares of Outstanding Company Common Stock necessary to reduce its beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of the Outstanding Company Common Stock to below 25%,

               (B) results in a change in control of the Company within the meaning of the Home Owners' Loan Act and the Rules and Regulations of the Office of Thrift Supervision (or its predecessor agency) under that Act, or

               (C) would be required to be reported in response to Item 5.01 of the current report on Form 8-K, pursuant to Section 13 or 15(d) of the Exchange Act;

          (ii) At the time when, during any period not longer than 24 consecutive months, individuals who at the beginning of that period constitute the Board cease to constitute at least a majority of the Board, unless the election, or the nomination for election by the Company's stockholders, of each new Board member was approved by a vote of at least two-thirds of the Board members then still in office who were Board members at the beginning of that period (including, for these purposes, new members whose election or nomination was so approved);

          (iii) Approval by the stockholders of the Company of:

               (A) a dissolution or liquidation of the Company,

               (B) a sale of all or substantially all of the assets or earning power of the Company, taken as a whole (with the stock or other ownership interests of the Company in any of its Affiliates constituting assets of the Company for this purpose) to a Person that is not an Affiliate of the Company (for purposes of this paragraph, "sale" means any change of ownership), or

               (C) an agreement to merge or consolidate or otherwise reorganize, with or into one or more Persons that are not Affiliates of the Company, as a result of which less than 75% of the outstanding voting securities of the surviving or resulting entity immediately after any such merger, consolidation or reorganization are, or will be, owned, directly or indirectly, by stockholders of the Company immediately before such merger, consolidation or reorganization (assuming for purposes of that determination that there is no change in the record ownership of the Company's securities from the record date for that approval until that merger, consolidation or reorganization and that those record owners hold no securities of the other parties to that merger, consolidation or reorganization), but including in that determination any securities of the other parties to that merger, consolidation or reorganization held by Affiliates; or

          (iv) A tender offer is made for 25% or more of the Outstanding Company Voting Securities and the shareholders owning beneficially or of record 25% or more of the Outstanding Company Voting Securities have tendered or offered to sell their shares pursuant to that tender offer, at the time those shares have been accepted by the tender offer.

          (v) However, a Change in Control will not be deemed to have occurred under any of the preceding subparagraphs if the action (agreement, acquisition or other) also is approved by a majority of the Board, the Company or an Affiliate is the resulting entity, and at least 51% of the ownership of voting control of the Company, under any of the preceding subparagraphs, remains unchanged from that ownership immediately prior to such action.

     23. COMPLIANCE WITH SECTION 16. With respect to persons subject to Section 16 of the 1934 Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the 1934 Act. To the extent any provisions of the Plan or actions of the Committee fail to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee administrators.

     24. TERMINATION OF EMPLOYMENT OR SERVICE. Upon the termination of an employee's service for any reason other than Disability, Retirement, Change in Control, death or Termination for Cause, the employee's Stock Options shall be exercisable, and all Stock Awards shall vest, but only as to those shares that were immediately purchasable by, or vested in, such employee at the date of termination, and options may be exercised only for a period of three months following termination. In the event of termination of employment for Cause (as defined herein) all rights and awards granted to an employee under the Plan not exercised or vested shall expire upon termination of employee.

     "Termination for Cause" means the termination upon personal dishonesty, willful misconduct, any breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, or the willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or a final cease-and-desist order, any of which results in a material loss to the Company or an Affiliate.

     No option shall be eligible for treatment as an Incentive Stock Option in the event such option is exercised more than three months following the date of his Retirement or termination of employment following a Change in Control; and provided further, that no option shall be eligible for treatment as an Incentive Stock Option in the event such option is exercised more than one year following termination of employment due to death or Disability and provided further, in order to obtain Incentive Stock Option treatment for options exercised by heirs or devisees of an optionee, the optionee's death must have occurred while employed or within three (3) months of termination of employment. Upon the termination of an employee's service for reason of Disability, Change in Control or death, the employee's Stock Options shall be exercisable as to all shares whether or not then exercisable, and the employee's Stock Awards shall vest as to all shares subject to an outstanding award, whether or not otherwise immediately vested in, such employee at the date of termination, and options may be exercised for a period of one year following termination. Upon the termination of an employee's service for reason of Retirement, the employee's Stock Options shall be exercisable as to all shares whether or not then exercisable, and the employee's Stock Awards shall vest as to all shares subject to an outstanding award, whether or not otherwise immediately vested in, such employee at the date of termination, and options may be exercised for a period of five years following such termination. In no event shall the exercise period extend beyond the expiration of the Stock Option term.

     Upon the termination of a director's service for any reason other than Disability, Retirement, Change in Control, death or Termination for Cause, the director's Stock Options shall be exercisable, but only as to those shares that were immediately purchasable by, or vested in, such director at the date of termination, and options may be exercised for a period of one year following termination of service, and all of the director's unvested Stock Awards shall be forfeited. In the event of termination of service for cause (as defined above) all rights granted to the director under the Plan not exercised by or vested in such director shall expire upon termination of service. Upon the termination of a director's service for reason of Disability, Change in Control or death, the director's Stock Options shall be exercisable as to all shares whether or not then exercisable, and the director's Stock Awards shall vest as to all shares subject to an outstanding award, whether or not otherwise immediately vested in, such director at the date of termination, and options may be exercised for a period of one year following such termination. Upon the termination of a director's service for reason of Retirement, the director's Stock Options shall be exercisable as to all shares whether or not then exercisable, and the director's Stock Awards shall vest as to all shares subject to an outstanding award, whether or not otherwise immediately vested in, such director at the date of termination, and options may be exercised for a period of five years following such termination. In no event shall the exercise period extend beyond the expiration of the Stock Option term.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
Please complete and date this proxy and return it promptly in the enclosed postage-paid envelope.

Please
Mark Here
for Address
Change or
Comments
SEE REVERSE SIDE




THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 1.

1. The election as a director of the nominees listed below (except as marked to the contrary below) for a three-year term:


     NOMINEES:                               FOR                WITHHELD
     ---------
     01   G. THOMAS BOWERS                   |_|                   |_|
     02   JAMES W. CURRIE
     03   WILLIAM H. (TONY) JONES
     04   B. THOMAS MANCUSO
     05   ROBERT G. WEBER

(INSTRUCTION: TO WITHHOLD YOUR VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S NAME ON THE SPACE PROVIDED BELOW.)

-------------------------------------------------------------------------------

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 2 AND 3.

                                                  FOR      AGAINST     ABSTAIN

2.   Adoption of the Amended and Restated
     First Niagara Financial Group, Inc. 2002     |_|        |_|         |_|
     Long-Term Incentive Stock Benefit Plan.

                                                  FOR      AGAINST     ABSTAIN

3.   The ratification of the appointment of
     KPMG LLP as independent auditors for the     |_|        |_|         |_|
     year ending December 31, 2005.

           Check Box if You Plan to Attend the Annual Meeting            |_|


           Should the undersigned be present and elect to vote at the Annual Meeting or at any adjournment thereof and after notification to the Secretary of the Company at the meeting of the stockholder's decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. This proxy may also be revoked by sending written notice to the Secretary of the Company at the address set forth on the Notice of Annual Meeting of Stockholders, or by the filing of a later dated proxy prior to a vote being taken on a particular proposal at the Annual Meeting.

           The undersigned acknowledges receipt from the Company prior to the execution of this proxy of a Notice of the Annual Meeting of Stockholders and of a Proxy Statement, dated March 18, 2005.



SIGNATURE
         -------------------------------------------------------

SIGNATURE
         -------------------------------------------------------

DATE.
     -----------------

PLEASE SIGN EXACTLY AS YOUR NAME APPEARS ON THIS CARD. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE YOUR FULL TITLE. IF SHARES ARE HELD JOINTLY, EACH HOLDER SHOULD SIGN.

--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE

                          VOTE BY INTERNET OR TELEPHONE
                            OR MAIL 24 HOURS A DAY, 7
                                   DAYS A WEEK

    Internet and telephone voting is available through 11:59 pm Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

--------------------------------------------------------------------------------
            INTERNET
 HTTP://WWW.PROXYVOTING.COM/FNFG
Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.
--------------------------------------------------------------------------------

OR

--------------------------------------------------------------------------------
TELEPHONE (TOLL-FREE)
  1-866-540-5760
Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.
--------------------------------------------------------------------------------

OR

--------------------------------------------------------------------------------
MAIL
Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.
--------------------------------------------------------------------------------

               If you vote your proxy by Internet or by telephone,
                  you do NOT need to mail back your proxy card.

                       FIRST NIAGARA FINANCIAL GROUP, INC.
                         ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 3, 2005

     The undersigned hereby appoints the official proxy committee of the Board of Directors of First Niagara Financial Group, Inc. (the "Company"), with full powers of substitution, to act as attorneys and proxies for the undersigned to vote all shares of common stock of the Company that the undersigned is entitled to vote at the Annual Meeting of Stockholders ("Annual Meeting") to be held at Banchetti's Banquet Facility, 550 North French Road, Amherst, New York on May 3, 2005, at 10:00 a.m. The official proxy committee is authorized to cast all votes to which the undersigned is entitled as follows:

     THIS PROXY WILL BE VOTED AS DIRECTED ON THE REVERSE SIDE, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1, 2 AND 3. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH ANNUAL MEETING, THIS PROXY WILL BE VOTED BY THE PROXY COMMITTEE IN ITS DISCRETION. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE ANNUAL MEETING.


                (Continued, and to be signed, on the other side)

--------------------------------------------------------------------------------
    ADDRESS CHANGE/COMMENTS (MARK THE CORRESPONDING BOX ON THE REVERSE SIDE)
--------------------------------------------------------------------------------





--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE




   You can now access your First Niagara Financial Group, Inc. account online.

Access your First Niagara Financial Group, Inc. stockholder account online via Investor ServiceDirect(R) (ISD).

Mellon Investor Services LLC, Transfer Agent for First Niagara Financial Group, Inc., now makes it easy and convenient to get current information on your stockholder account.

o View account status                     o View payment history for dividends
o View certificate history                o Make address changes
o View book-entry information             o Obtain a duplicate 1099 tax form
                                          o Establish/change your PIN


              Visit us on the web at http://www.melloninvestor.com
          For Technical Assistance Call 1-877-978-7778 between 9am-7pm
                           Monday-Friday Eastern Time